WRITTEN CONSENT
                         TO ACTION TAKEN WITHOUT MEETING
                          OF THE BOARD OF DIRECTORS OF
                             MCCARTHY GRENACHE, INC.
                              A NEVADA CORPORATION


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         The undersigned,  being the Sole Director of MCCARTHY GRENACHE, INC., a
Nevada corporation, acting pursuant to Section 78.315 of the Nevada Revised Statutes and the Bylaws of this Corporation (the "Corporation"), does approve and adopt, in his capacity as Director of this Corporation, acting without a meeting, the following Resolutions:

         WHEREAS, the Board of Directors has been presented with that certain Bill of Sale and General Assignment wherein the Corporation has agreed to sell all right, title and interest in Striker, LLC, a Nevada Limited Liability Company ("Striker") to The Equitable Life Investment Company Inc., a Canadian Corporation ("Equitable"); and

         WHEREAS,  it is deemed in the best interest of the Corporation that the
Corporation   enter  into  the  Bill  of  Sale  and  General   Assignment   (the
"Agreements").

I.  AUTHORIZATION AND APPROVAL OF AGREEMENTS.

         NOW THEREFORE, BE IT RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to cause the effectuation of the terms and provisions of the Agreements and that the authorized officers of the Corporation execute the Agreements and that the same hereby are in all respects, approved for and on behalf of the Corporation; and

         FURTHER RESOLVED, that the officers of this Corporation are hereby authorized, empowered and directed to execute any and all such documents and to take any and all such actions as may be necessary or appropriate to implement the foregoing resolution, to carry out its tenure, effect and intent; including the execution of the Agreements and any related documents and delivery of the books and records and LLC Certificates of Striker to Equitable.

II. RATIFICATION


         RESOLVED, that any and all acts taken and any and all agreements or other instruments executed on behalf of the Corporation by the Board of Directors or officer or officers of the Corporation prior to the execution hereof with regard to any of the transactions or agreements authorized or approved by any or all of the foregoing resolutions or in furtherance of the foregoing resolutions be, and they are, ratified, confirmed, adopted and approved.




III.  GENERAL ENABLING RESOLUTION

         RESOLVED, that the Board of Directors and officers of the Corporation be, and each of them hereby is, authorized, directed, and empowered to prepare, execute and deliver all such documents and instruments and to take all such actions as such director or officer or officers may deem necessary or advisable in order to carry out and perform the purposes of these resolutions.


         IN WITNESS WHEREOF, the undersigned Directors have executed this Written Consent on May ____, 2004.




                                                     --------------------------
                                                     Haggai Ravid